EXHIBIT 99.1

Wish Reports Fourth-Quarter and Fiscal Year 2023 Financial Results

SAN FRANCISCO—(BUSINESS WIRE)—March 4, 2024—ContextLogic Inc. (d/b/a Wish) (Nasdaq: WISH) (“ContextLogic,” the “Company,” “we” or “our”), one of the largest mobile ecommerce platforms, today reported its financial results for the quarter and fiscal year ended December 31, 2023.

Fourth-Quarter Fiscal 2023 Financial Highlights

•
Revenues: Revenues were $53 million, a decrease of 57% YoY
o
Core Marketplace revenues were $15 million, down 58% YoY
o
Product Boost revenues were $5 million, down 50% YoY
o
Logistics revenues were $33 million, down 57% YoY
•
Net Loss: Net Loss was $68 million, compared to a net loss of $110 million in the fourth quarter of fiscal 2022
o
Net Loss per share was $2.82, compared to a loss of $4.80 per share in the fourth quarter of fiscal 2022
•
Adjusted EBITDA: Adjusted EBITDA(1) was a loss of $54 million, compared to a loss of $95 million in the fourth quarter of fiscal 2022
•
Cash Flow: Cash flows used in operating activities were $75 million
o
Free Cash Flow(1) was $(75) million, compared to $(109) million in the fourth quarter of fiscal 2022

Preliminary January 2024 Financial Results

•
Revenues: Revenues were $14 million.
•
Adjusted EBITDA: Adjusted EBITDA was a loss of $13 million.

This information reflects our preliminary estimates with respect to such results based on currently available information, is not a comprehensive statement of our financial results and is subject to completion of our financial closing procedures. Our actual results may differ materially from these estimates. See “Forward-Looking Statements” for additional information.

Fourth Quarter and Fiscal Year Ended 2023 Consolidated Financials

The following tables include unaudited GAAP and non-GAAP financial highlights for the periods presented:

Revenue

(in millions, except percentages; unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2023	2022	YoY%	2023	2022	YoY%
Core marketplace revenue	$15	$36	(58)%	$86	$220	(61)%
ProductBoost revenue	5	10	(50)%	24	46	(48)%
Marketplace revenue	20	46	(57)%	110	266	(59)%
Logistics revenue	33	77	(57)%	177	305	(42)%
Revenue	$53	$123	(57)%	$287	$571	(50)%

Other Financial Data

(in millions, except percentages; unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net loss	$(68)	$(110)	$(317)	$(384)
% of Revenue	(128)%	(89)%	(110)%	(67)%
Adjusted EBITDA(1)	$(54)	$(95)	$(236)	$(288)
% of Revenue	(102)%	(77)%	(82)%	(50)%
(1)
Indicates non-GAAP metric. See below for more information regarding our presentation of non-GAAP metrics in the section titled: “Use of Non-GAAP Financial Measures.”

Previously Announced Transaction

On February 12, 2024, ContextLogic Inc. announced that its Board of Directors (the “Board”) had unanimously approved an agreement to sell substantially all of its operating assets and liabilities, principally comprising its Wish ecommerce platform (the “Asset Sale”), to Qoo10, an ecommerce platform operating localized online marketplaces in Asia, for approximately $173 million in cash, subject to certain purchase price adjustments. The purchase price represents approximately $6.50 per share and an approximately 44% premium to ContextLogic’s closing stock price on February 9, 2024, the last trading day prior to announcing the transaction.

Following closing of the transaction, ContextLogic will have limited operating expenses and a balance sheet that will be debt-free and will include net cash proceeds from the asset sale, approximately $2.7 billion of Net Operating Loss (“NOL”) carryforwards and certain retained assets. The Board intends to use the proceeds from the transaction to help monetize its NOLs. The Board also intends to explore the opportunity for a financial sponsor to help ContextLogic realize the value of its tax assets.

The Company expects to complete the transaction in the second quarter of 2024, subject to the approval of ContextLogic’s shareholders and other customary closing conditions. The transaction is not subject to any financing contingency. As part of the agreement, ContextLogic will begin trading under a new ticker symbol within 30 days of the closing of the transaction.

In light of the pending transaction, ContextLogic will not host a conference call or live webcast to discuss these financial results.

First Quarter Fiscal 2024 Financial Guidance

Due to the pending transaction, ContextLogic has discontinued providing guidance.

About Wish

Wish brings an affordable and entertaining shopping experience to millions of consumers around the world. Since our founding in San Francisco in 2010, we have become one of the largest global ecommerce platforms, connecting millions of value-conscious consumers to hundreds of thousands of merchants globally. Wish combines technology and data science capabilities and an innovative discovery-based mobile shopping experience to create a highly-visual, entertaining, and personalized shopping experience for its users. For more information about the company or to download the Wish mobile app, visit www.wish.com or follow @Wish on Facebook, Instagram and TikTok or @WishShopping on X (formerly Twitter) and YouTube.

Use of Non-GAAP Financial Measures

We provide Adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude: interest and other income (expense), net (which includes foreign exchange gain or loss, foreign exchange forward contracts gain or loss and gain or loss on one-time non-operating transactions); provision or benefit for income taxes; depreciation and amortization; stock-based compensation expense and related payroll taxes; lease impairment related expenses; and other items. Additionally, in this news release, we present Adjusted EBITDA Margin, a non-GAAP financial measure that represents Adjusted EBITDA divided by revenue. The reconciliation between historical GAAP and non-GAAP results of operations is provided below. Our management uses Adjusted EBITDA in conjunction with GAAP and other operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. We also provide Free Cash Flow, a non-U.S. GAAP financial measure that represents net cash used in operating activities less purchases of property and equipment. We believe that Free Cash Flow is an important measure since we use third parties to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. The reconciliation between net cash used in operating activities and Free Cash Flow is provided below. Free Cash Flow has limitations as an analytical measure, and you should not consider it in isolation or as a substitute for analysis of our net cash used in operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the completion and timing of the Asset Sale, the amount of net proceeds from the Asset Sale, the amount of NOLs Wish will have after the Asset Sale, Wish’s ability to identify and realize business opportunities following the Asset Sale, Wish’s ability to utilize its NOLs and other tax attributes following the Asset Sale, expectations regarding new business strategies, the anticipated return on our investments and their ability to drive future growth and capitalize on related opportunities, and Wish’s expectations regarding its preliminary unaudited financial results. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: our ability to acquire new users and engage existing users; our ability to promote, maintain, and protect our brand and reputation and offer a compelling user experience; the effectiveness of our CEO transition; the continued services of members of our senior management team; our ability to offer and promote our app on the Apple App Store and the Google Play Store; the risk of merchants on our platform using unethical or illegal business practices or if our policies and practices with respect to such sales are perceived or found to be inadequate; the success of our execution on new business strategies; competition in our market and industry; the ongoing COVID-19 pandemic; global conflicts, including the Russian invasion of Ukraine; economic tension between the United States and China; supply chain issues; increasing requirements on collection of sales and value added taxes; significant disruption in service on our platform or in our computer systems; litigation matters; material weaknesses in our internal control over financial reporting and the effectiveness of our internal controls generally; our ability to complete the Asset Sale on the anticipated timeline, or at all, and restrictions imposed on our business under the asset purchase agreement with Qoo10 while the Asset Sale is pending; the satisfaction or waiver of the closing conditions to the Asset Sale, including the approval of the Asset Sale by our stockholders; disruptions to our business while the proposed Asset Sale is pending; risks associated with our ability to identify and realize business opportunities following the Asset Sale; risks associated with our ability to utilize our NOLs and other tax attributes following the Asset Sale; the occurrence of any event, change or other circumstances that could give rise to the termination of the asset purchase agreement with Qoo10; the impact of management’s time and attention being focused on consummation of the proposed Asset Sale; costs associated with the proposed Asset Sale; the scope, timing and outcome of any potential stockholder litigation related to the Asset Sale; and risks affecting Wish’s preliminary unaudited financial results. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect Wish’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and future reports that Wish may file with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by Wish in this news release speaks only as of the day on which Wish makes it. Wish assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

The unaudited financial results in this news release are estimates based on information currently available to Wish. While Wish believes these estimates are meaningful, they could differ from the actual amounts that the company ultimately reports in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Wish assumes no obligation and does not intend to update these estimates prior to filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The preliminary unaudited information relating to our financial results for the month ended January 31, 2024 reflects Wish’s preliminary estimates with respect to such results based on currently available information, is not a comprehensive statement of Wish’s financial results and is subject to completion of Wish’s financial closing procedures. Wish’s actual results may differ materially from these estimates. These estimates should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP. Further, Wish’s preliminary estimated results are not necessarily indicative of the results to be expected for the remainder of the first quarter of 2024, the full year 2024, or any future period as a result of various factors.

A Note About Metrics

The numbers for some of our metrics, including MAUs and LTM Active Buyers, are calculated and tracked with internal tools, which are not independently verified by any third party. We use these metrics to assess the growth and health of our overall business. While these numbers are based on what we believe to be reasonable estimates of our user or merchant base for the applicable period of measurement, there are inherent challenges in measurement as the methodologies used require significant judgment and may be susceptible to algorithm or other technical errors. In addition, we regularly review and adjust our processes for calculating metrics to improve their accuracy, and our estimates may change due to improvements or changes in technology or our methodology.

ContextLogic Inc.

Consolidated Balance Sheets

(in millions)

(unaudited)

	As of December 31,	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$238	$506
Marketable securities	144	213
Funds receivable	7	14
Prepaid expenses and other current assets	21	44
Total current assets	410	777
Property and equipment, net	4	9
Right-of-use assets	5	9
Other assets	4	4
Total assets	$423	$799
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30	$53
Merchants payable	74	120
Refunds liability	2	6
Accrued liabilities	90	130
Total current liabilities	196	309
Lease liabilities, non-current	6	13
Other liabilities, non-current	4	—
Total liabilities	206	322
Stockholders’ equity	217	477
Total liabilities and stockholders’ equity	$423	$799

ContextLogic Inc.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$53	$123	$287	$571
Cost of revenue(1)	44	97	228	405
Gross profit	9	26	59	166
Operating expenses:
Sales and marketing(1)	32	73	143	254
Product development(1)	25	40	152	194
General and administrative(1)	24	30	92	116
Total operating expenses	81	143	387	564
Loss from operations	(72)	(117)	(328)	(398)
Other income, net:
Interest and other income, net	3	5	16	15
Loss before provision for income taxes	(69)	(112)	(312)	(383)
Provision for income taxes	(1)	(2)	5	1
Net loss	(68)	(110)	(317)	(384)
Net loss per share, basic and diluted	$(2.82)	$(4.80)	$(13.36)	$(17.13)
Weighted-average shares used in computing net loss per share, basic and diluted	24,119	22,933	23,732	22,415

(1) Includes the following stock-based compensation expense:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Cost of revenue	$-	$3	$3	$7
Sales and marketing	1	1	4	6
Product development	5	9	36	50
General and administrative	4	6	21	9
Total stock-based compensation	$10	$19	$64	$72

ContextLogic Inc.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(68)	$(110)	$(317)	$(384)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash inventory write downs	—	—	—	3
Depreciation and amortization	1	1	4	6
Noncash lease expense	—	1	3	6
Impairment of lease assets and property and equipment	—	—	1	11
Stock-based compensation expense	10	19	64	72
Net (accretion) amortization of discounts and premiums on marketable securities	(1)	—	(7)	—
Other	—	3	1	—
Changes in operating assets and liabilities:
Funds receivable	(2)	(1)	6	3
Prepaid expenses, other current and noncurrent assets	—	(3)	16	(1)
Accounts payable	(5)	(3)	(22)	(13)
Merchants payable	(3)	(1)	(46)	(65)
Accrued and refund liabilities	(6)	(13)	(38)	(49)
Lease liabilities	(2)	(2)	(7)	(8)
Other current and noncurrent liabilities	1	—	1	(3)
Net cash used in operating activities	(75)	(109)	(341)	(422)
Cash flows from investing activities:
Purchases of property and equipment and development of internal-use software	—	—	(3)	(2)
Purchases of marketable securities	(74)	(65)	(313)	(368)
Maturities of marketable securities	73	103	390	321
Other	—	—	—	2
Net cash provided by (used) in investing activities	(1)	38	74	(47)
Cash flows from financing activities:
Proceeds from issuance of common stock through employee equity incentive plans	—	—	—	1
Payments of taxes related to RSU settlement and cashless exercise of stock options	—	(13)	(5)	(23)
Net cash used in financing activities	—	(13)	(5)	(22)
Foreign currency effects on cash, cash equivalents and restricted cash	4	3	(3)	(14)
Net decrease in cash, cash equivalents and restricted cash	(72)	(81)	(275)	(505)
Cash, cash equivalents and restricted cash at beginning of period	310	594	513	1,018
Cash, cash equivalents and restricted cash at end of period	$238	$513	$238	$513
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	$238	$506	$238	$506
Restricted cash included in prepaid and other current assets in the consolidated balance sheets	—	7	—	7
Total cash, cash equivalents and restricted cash	$238	$513	$238	$513
Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$—	$—	$1	$6

ContextLogic Inc.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA

(in millions, except percentages)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$53	$123	$287	$571
Net loss	(68)	(110)	(317)	(384)
Net loss as a percentage of revenue	(128)%	(89)%	(110)%	(67)%
Excluding:
Interest and other income, net	(3)	(5)	(16)	(15)
Provision for income taxes	(1)	(2)	5	1
Depreciation and amortization	1	1	4	6
Stock-based compensation expense and related employer payroll taxes(1)(2)	14	19	68	74
Restructuring and other discrete items(3)	—	—	13	29
Impairment of lease assets and property and equipment(4)	—	—	4	—
Strategic alternatives expenses(5)	3	—	3	—
Recurring other items	—	2	—	1
Adjusted EBITDA	(54)	(95)	(236)	(288)
Adjusted EBITDA margin	(102)%	(77)%	(82)%	(50)%

(1)
Total amount for the year ended December 31, 2023 consisted of $64 million of stock-based compensation expense and $4 million of related employer payroll taxes. Total amount for the year ended December 31, 2022 consisted of $72 million of stock-based compensation expense and $2 million of related employer payroll taxes.
(2)
Total stock-based compensation related employer payroll taxes for the year ended December 31, 2023 increased by $2 million compared to the year ended December 31, 2022 primarily due to a catchup payroll tax adjustment related to employees that resided in Nevada during 2021.
(3)
Total amount for the year ended December 31, 2023 consisted of approximately $13 million of employee severance and other personnel reduction costs. Total amount for the year ended December 31, 2022 included a $15 million one-time discretionary cash bonus paid to select employees to cover their respective tax obligations triggered by the settlement of their RSUs that vested upon the Company’s initial public offering ("IPO") as well as restructuring charges consisting of $3 million of severance and other personnel reduction costs and $11 million in impairment of lease assets and property and equipment.
(4)
Impairment of lease assets and property and equipment unrelated to restructuring activities.
(5)
Our Board has initiated a process to explore a range of strategic alternatives to maximize value for our stockholders as disclosed in our 8-K filed with the SEC on November 7, 2023. These are the third-party expenses incurred in the relevant period related to the evaluation of strategic alternatives.

ContextLogic Inc.

Reconciliation of GAAP Net Cash Used in Operating Activities to Non-GAAP Free Cash Flow

(in millions)

(unaudited)

	Three Months Ended		Year Ended
	December 31		December 31,
	2023	2022	2023	2022
Net cash used operating activities	$(75)	$(109)	$(341)	$(422)
Less:
Purchases of property and equipment and development of internal-use software	—	—	3	2
Free Cash Flow	$(75)	$(109)	$(344)	$(424)

Contacts

Investor Relations:

Ralph Fong, Wish

ir@wish.com

Media contacts:

Carys Comerford-Green, Wish

press@wish.com